Exhibit 16.1

August 30, 2021

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Re: SITO MOBILE, LTD

Commission File Number 001-37535

Ladies and gentlemen:

We have read Item 4.01 (a) of SITO MOBILE, LTD’s Form 8-K dated August 26, 2021 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained within the Form 8-K.

Sincerely,

/s/ BDO USA, LLP